CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” for Dreyfus Global Sustainability Fund, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.

/s/ ERNST & YOUNG LLP

New York, New York

November 24, 2008